Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-124818) pertaining to the Garmin International, Inc. 401(k) and Pension Plan of our report dated June 24, 2010, with respect to the financial statements and supplemental schedule of the Garmin International, Inc. 401(k) and Pension Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.

Leawood, Kansas
June 24, 2010